DRAFT

                                                              Exhibit D
                                                            to Indenture

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                    MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                     OF RENTS AND LEASES AND FIXTURE FILING

                                       BY

                      PLANET HOLLYWOOD (REGION III), INC.,
                                  AS MORTGAGOR

                                       TO

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                        AS COLLATERAL AGENT AND TRUSTEE,
                                  AS MORTGAGEE


                  THIS MORTGAGE AFFECTS THE FOLLOWING PREMISES:

                       1567 BROADWAY
                       NEW YORK, NEW YORK
                       SECTION:         5
                       BLOCK:           1018
                       LOTS:            PART OF LOT 39
                                        PART OF LOT 20 (AIR RIGHTS ONLY)

When recorded return to:

Carter, Ledyard & Milburn

2 Wall Street

New York, New York  10005

Attention: James Gadsden, Esq.


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                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I   DEFINITIONS ......................................................7

         SECTION 1.1.   Terms Defined in Indenture............................7
         SECTION 1.2.   Additional Terms Defined in this Mortgage.............7
         SECTION 1.3.   Terms Defined in Uniform Commercial Code.............14
         SECTION 1.4.   Rules of Interpretation..............................14

ARTICLE II   COVENANTS AND AGREEMENTS OF MORTGAGOR ..........................14
         SECTION 2.1.   Payment and Performance of Obligations ..............14
         SECTION 2.2.   Further Assurances ..................................14
         SECTION 2.3.   Repair and Replacement...............................15
         SECTION 2.4.   Compliance With Requirements and Payment
                           of Impositions and Retail Unit Charges............16
        SECTION 2.5.   Insurance and Casualty ...............................16
        SECTION 2.6.   Condemnation..........................................16
        SECTION 2.7.   Application of Insurance Proceeds and
                        Condemnation Proceeds ...............................17
        SECTION 2.8.   Transfer Restrictions.................................17
        SECTION 2.9.   Mortgagee's Right to Perform .........................17
        SECTION 2.10.   Subrogation .........................................18
        SECTION 2.11.   Certain Tax Law Changes .............................18
        SECTION 2.12.   Future Advances .....................................18
        SECTION 2.13.   Bridge Loan Mortgage ................................19

ARTICLE III   SECURITY AGREEMENT AND FIXTURE FILING .........................19
        SECTION 3.1.   Security Agreement ...................................19
        SECTION 3.2.   Fixture Filing .......................................19
        SECTION 3.3.   Security Deposit Collateral...........................20
        SECTION 3.4.   Representations, Warranties and Covenants.............20

ARTICLE IV   ASSIGNMENT OF RENTS AND LEASES .................................22
     SECTION 4.1.   Assignment of Rents and Leases ..........................22

ARTICLE V   ASSIGNMENT OF MATERIAL AGREEMENTS ...............................24
     SECTION 5.1.   Assignment of Material Agreements .......................24

ARTICLE VI   DEFAULTS AND REMEDIES ..........................................26
     SECTION 6.1.   Events of Default .......................................26
     SECTION 6.2.   Remedies ................................................26
     SECTION 6.3.   Possession of Property ..................................28
     SECTION 6.4.   Appointment of Receiver .................................29
     SECTION 6.5.   Waiver of Stay, Extension, Moratorium
                     and Marshalling Laws and Equity of Redemption ..........29
     SECTION 6.6.   Mortgagee Authorized to Execute Documents ...............29
     SECTION 6.7.   Collateral Situated in More than One County .............30
     SECTION 6.8.   Collateral in Other States ..............................30
     SECTION 6.9.   Application of Proceeds .................................30
     SECTION 6.10.   Setoff .................................................31
     SECTION 6.11.   Receipt a Sufficient Discharge to Purchaser ............31
     SECTION 6.12.   Sale a Bar Against Mortgagor ...........................31
     SECTION 6.13.   Remedies Cumulative; Waiver ............................31
     SECTION 6.14.   No Liability of Mortgagee ..............................32

ARTICLE VII   MISCELLANEOUS .................................................32
     SECTION 7.1.   Termination; Defeasance .................................32
     SECTION 7.2.   Rights Cumulative; Waivers ..............................33
     SECTION 7.3.   Fees and Expenses .......................................33
     SECTION 7.4.   Indemnification .........................................34
     SECTION 7.5.   Notices .................................................34
     SECTION 7.6.   Amendment and Waiver ....................................35
     SECTION 7.7.   Expenses of Mortgagor's Agreements and Duties ...........35
     SECTION 7.8.   Mortgagee's Right to Perform on Mortgagor's Behalf ......35
     SECTION 7.9.   Mortgagee's Right to Use Agents and to
                     Act in Name of Mortgagor ...............................35
     SECTION 7.10.   No Compensation or Expense .............................35
     SECTION 7.11.   Limitation of Obligations with
                      Respect to Mortgaged Property .........................35
     SECTION 7.12.   Time of the Essence ....................................36
     SECTION 7.13.   Disclosures ............................................36
     SECTION 7.14.   Inconsistency with Indenture ...........................36
     SECTION 7.15.   Severability ...........................................36
     SECTION 7.16.   Headings ...............................................37
     SECTION 7.17.   Assignment; Benefit ....................................37
     SECTION 7.18.   Governing Law ..........................................37
     SECTION 7.19.   Waiver Of Jury Trial ...................................37
     SECTION 7.20.   Consent To Jurisdiction ................................37
     SECTION 7.21.   Limitation on Interest Payable .........................38
     SECTION 7.22.   Covenants To Run With the Land .........................39
     SECTION 7.23.   No Merger ..............................................39
     SECTION 7.24.   Relationship ...........................................39
     SECTION 7.25.   Reserved ...............................................39
     SECTION 7.26.   Subordination to Bridge Loan Mortgage...................39
     SECTION 7.27.   Subject to Retail Unit Contract of Sale ................39

ARTICLE VIII   NEW YORK LAW PROVISIONS ......................................40
     SECTION 8.1.   Execution of Financing Statements .......................40
     SECTION 8.2.   Lien Law ................................................40
     SECTION 8.3.   Provision Regarding Residential Dwelling Units ..........40
     SECTION 8.4.   Insurance................................................36
     SECTION 8.5.   Leases...................................................37
     SECTION 8.6.   Statutory Construction...................................37
     SECTION 8.7.   Transfer Taxes...........................................37
EXHIBITS
Exhibit A   -   Description of Land
Exhibit B   -   Permitted Exceptions
Exhibit C   -   Information for Financing Statements

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THIS MORTGAGE IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED
OF EVEN DATE HEREWITH BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., AS AGENT FOR THE LENDERS UNDER THE REVOLVING CREDIT AGREEMENT, WILMINGTON TRUST COMPANY, AS AGENT UNDER THE SENIOR NOTE PURCHASE AGREEMENT, AND UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE UNDER THE PIK INDENTURE, AND CONSENTED TO BY THE PIK HOLDERS SIGNATORY THERETO, WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS, AND LIMITS RIGHTS TO ENFORCEMENT. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS UNDER THIS MORTGAGE ARE BOUND BY THE TERMS OF SUCH INTERCREDITOR AGREEMENT WHICH WILL BE MADE AVAILABLE UPON REQUEST.

                    MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                     OF RENTS AND LEASES AND FIXTURE FILING

          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this "MORTGAGE"), dated as of March __, 2000, is given by PLANET HOLLYWOOD (REGION III), INC., a Florida corporation, having an address at c/o Planet Hollywood International, Inc., Corporate Office, 8669 Commodity Circle, Orlando, Florida 32819, Attention: Chief Financial Officer (together with its successors and permitted assigns, "Mortgagor"), to United States Trust Company of New York, as trustee and collateral agent under that certain Indenture (such Indenture, as amended or otherwise modified from time to time, the "INDENTURE"), dated as of the date hereof, among Planet Hollywood International, Inc., a Delaware corporation (the "COMPANY") and the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" (collectively, the "SUBSIDIARY GUARANTORS"), having an address at Corporate Trust & Agency Administration, 114 West 47th Street, 25th Floor, New York, New York 10036-1532, Attention: Corporate Trust Administration (in such capacity, together with its successors and permitted assigns, "MORTGAGEE").

                                   BACKGROUND:

          A. Mortgagor is the owner of a fee simple interest in portions of certain improved real property known by the street address 1567 Broadway, New York, New York, as more particularly described herein.


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          B. Pursuant to the Indenture, the Company may issue 10% Secured
Deferrable Interest Notes due 2005 in an aggregate principal amount of ___________ Dollars ($____________) (collectively with all notes issued in connection with the substitution, replacement or transfer thereof, and as the same may hereafter be amended or modified, the "NOTES") to certain entities (the "HOLDERS"). C. Mortgagor is a Subsidiary Guarantor and is a party to the Indenture. D. It is a condition precedent to the Holders accepting the Notes pursuant to the Indenture that, among other things, Mortgagor execute and deliver to Mortgagee this Mortgage granting to Mortgagee, liens and security interests in all of Mortgagor's right, title and interest in and to the Mortgaged Property (as hereinafter defined). E. To induce Mortgagee to enter into the Indenture and to induce the Holders to accept the Notes in accordance with the terms of the Indenture, Mortgagor desires to execute and deliver this Mortgage to Mortgagee on the terms set forth therein and herein.


                                 GRANT OF LIEN:

          NOW THEREFORE, to secure the full and timely payment and performance of all of the Secured Obligations (as hereinafter defined), including, without limitation, the obligation to pay all principal, interest, fees and other amounts payable in respect of the Notes in the original principal amount of $_____________ or otherwise payable under the terms of the Indenture and the other Security Documents (as defined in the Indenture), Mortgagor hereby irrevocably grants, bargains, sells, mortgages, warrants, aliens, devises, releases, hypothecates, pledges, assigns, transfers and conveys to Mortgagee and to the extent the same constitutes Personal Property (as hereinafter defined) grants to Mortgagee a security interest in, forever, all right, title, interest, claim and estate that Mortgagor may now have or may hereafter acquire in, to or under, or as holder of, any and all the following (collectively, the "MORTGAGED PROPERTY"):

          A. LAND. The land and volume of space described on EXHIBIT A, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in any way appertaining to such land and volume of space; all streets, roads, highways and alleys (vacated or otherwise) adjoining such land and volume of space or any part thereof; and all strips and gores belonging, adjacent or pertaining to such land (collectively, the "LAND").

          B. IMPROVEMENTS AND FIXTURES. All buildings, structures, replacements, fixtures and fittings and other improvements and property of every kind and description now or hereafter located on or within the Land, including water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements, together with all equipment, appliances, machinery, tools, accessories, apparatus, building or construction materials, and other articles of any kind or nature whatsoever affixed or attached to or within the Land, including all motors, boilers, engines, pumps, compressors, tanks and similar devices, all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration, ventilation and mechanical equipment, all pipes, ducts, conduits, cables and other transmission devices and equipment, and all elevators, escalators, lifts, walls, partitions, doors, windows and other equipment and property affixed to the Land that is real estate or real property or fixtures under applicable law of the State (as hereinafter defined) (collectively, the "IMPROVEMENTS," and together with the Land, the "PROPERTY"); it being understood and agreed that the term "Property" as used herein shall include the Retail Unit (as defined in the Declaration, hereinafter defined). Without limiting the foregoing, from and after the date on which a declaration of condominium is filed with respect to the Land and portions of the Improvements owned by Mortgagor and certain adjacent real property pursuant to Section 8.4 of the Declaration (as hereinafter defined), the term "PROPERTY" shall mean the Retail Unit (as defined in the Declaration) and the Improvements thereon, to the extent not included within the definition of Retail Unit under the Declaration as of the date hereof.

          C. MINERALS AND RELATED RIGHTS. All rights, royalties and profits with respect to all minerals, coal, oil and gas and other substances of any kind or character on or underlying the Land, together with all water and water rights (whether riparian, appropriative or otherwise and whether or not appurtenant).

          D. EASEMENT, AIR AND DEVELOPMENT RIGHTS. All easements, air rights, development rights or credits, zoning rights or other similar rights or interests which benefit or are appurtenant to the Property, including, without limitation, the easements, benefits and covenants set forth in (i) the Zoning Lot, Development and Easement Agreement, dated December 3, 1997, made by and among Lunt Theatre Company ("LUNT"), Times Square Partners LLC ("TSP") and Atlantic Financial Group Ltd. ("ATLANTIC") and recorded in the Office of the Register of the City of New York, County of New York (the "REGISTER'S OFFICE") on December 18, 1997, in Reel 2523, Page 2094 (as the same may hereafter be amended or modified, the "ZONING LOT AGREEMENT"), (ii) the Declaration of Restrictions, dated December 3, 1997, made by Lunt, TSP and Atlantic and recorded in the Register's Office on December 18, 1997, in Reel 2523 page 2084, and (iii) the Declaration of Easements, dated as of December 3, 1997, between TSP and Atlantic, and recorded in the Register's Office on December 18, 1997, in Reel 2523 page 2124 (as the same may hereafter be amended or modified, the "DECLARATION").

          E. PARKING RIGHTS. All parking facilities located other than on the Property and used or intended to be used in connection with the operation, ownership or use of the Property, any and all replacements and substitutions for the same, and any other parking rights, easements, covenants and other interests in parking facilities acquired by Mortgagor for the use of tenants or occupants of the Improvements.

          F. TANGIBLE PROPERTY. All building materials, goods, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains, water coolers, fans, heaters, dishwashers, clothes washers and dryers, water heaters, hood and fan combinations, kitchen equipment, laundry equipment, kitchen cabinets and other similar equipment), stocks, beds, mattresses, bedding and linens, supplies, blinds, window shades, drapes, carpets, floor coverings, office equipment, trees, timber, crops, growing plants and shrubberies, control devices, equipment and machinery (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, all nonstructural additions to the Property and all other tangible property of any kind or character, together with all replacements thereof, located on or in or used in connection with the complete and comfortable use, enjoyment, occupation, operation, development and maintenance of the Property, regardless of whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise, exclusive of any of the foregoing items leased by Mortgagor or owned by tenants (other than Mortgagor) of portions of the Property.

          G. MATERIAL AGREEMENTS. All contracts and agreements relating to the Property (including, without limitation, the Retail Unit Contract of Sale, the Improvements Agreement, the Master Agreement and the License Agreement (as such terms are hereinafter defined), and the Declaration), and any deposits or other security or collateral given by any party to Mortgagor as security for or in respect of the performance of such party's obligations under any agreement relating to the Property (including, without limitation, the Deposit, as defined in the Retail Unit Contract of Sale), together with all rents, income, profits, issues, royalties, revenues and other benefits derived thereunder or therefrom, and all title insurance policies, guarantees and warranties and other contracts and agreements, including any agreements taken or acquired by Mortgagor by assignment or of which Mortgagor is a third-party beneficiary, now or hereafter relating to the Property, including all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility supply and service contracts (collectively, "MATERIAL AGREEMENTS").

          H. LEASES AND RENTS. All Leases (as hereinafter defined) now or hereafter in effect for the use, possession or occupancy of the Property or any part thereof, and all estate, right, title and interest of Mortgagor in and to any and all rents, income, profits, issues, royalties, revenues and other benefits derived from the Property or any other portion of the Mortgaged Property or from or under any of the Leases (collectively, "RENTS").

          I. SECURITY DEPOSIT COLLATERAL. All cash, securities, letters of credit, guarantees, surety bonds and similar instruments (collectively, the "SECURITY DEPOSIT COLLATERAL") from time to time delivered to Mortgagor as security for the performance of any tenant under a Lease, but excluding any Security Deposit Collateral which, by its terms, is unassignable or may not be pledged or transferred.

          J. INTANGIBLES. All goodwill, trademarks, trade names, option rights, purchase contracts, books and records and general intangibles of Mortgagor relating to the Property, or licenses or rights to use such goodwill, trademarks, trade names, intellectual property or other intangibles granted to Mortgagor by any Affiliate (as defined in the Indenture) or any other party, and all accounts, contract rights, instruments, chattel paper and other rights of Mortgagor for the payment of money for property sold or lent, for services rendered, for money lent, or for advances or deposits made, and any other intangible property of Mortgagor relating to the Property, but, in each case with respect to any of the foregoing intangible property, only if an d to the extent the same relates to, and is used or to be used in connection with, the Property or the Hotel/Retail Property.

          K. PLANS. All plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Property (including, without limitation, the Planet Hollywood Plans, as defined in the Improvements Agreement).

          L. PERMITS. All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Property, excluding from the grant under this Granting Clause licenses, authorizations, certificates, variances, consents, approvals and other permits that cannot be transferred or encumbered by Mortgagor without causing a default thereunder or a termination thereof.

          M. LEASES OF FURNITURE, FIXTURES AND EQUIPMENT. All right, title and interest of Mortgagor as lessee in, to and under any leases of furniture, furnishings and equipment now or hereafter installed in or at any time used in connection with the Property.

          N. CONDEMNATION PROCEEDS. All Condemnation Proceeds (as hereinafter defined).

          O. INSURANCE PROCEEDS. All Insurance Proceeds (as hereinafter defined).

          P. AWARDS. All rights and interests of Mortgagor against others, including adjoining property owners and governmental entities, arising out of damage to the Mortgaged Property, including damage due to environmental injury or release of Hazardous Materials.

          Q. FURTHER INTERESTS. All greater or additional estate, right, title and interest of Mortgagor in, to or under any of the Mortgaged Property hereafter acquired by Mortgagor, and all right, title and interest of Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to Mortgagor (including any Mortgaged Property acquired by Mortgagor by foreclosure or deed in lieu of foreclosure pursuant to the terms of any mortgage held by Mortgagor) or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment, without any further conveyance, mortgage, assignment or other act by Mortgagor; and all right, title and interest of Mortgagor in, to, under or derived from all other property and rights which by any instrument executed by Mortgagor or any Person on its behalf are otherwise subjected to the lien of this Mortgage.

          R. PROCEEDS. All proceeds of any voluntary or involuntary conversion of any of the foregoing into cash or other property, including, without limitation, Insurance Proceeds and Condemnation Proceeds and liquidated claims.

          S. OTHER PROPERTY. All other property and rights of Mortgagor of every kind and character, in each case only if and to the extent such other property and rights relate to and are sued or to be used in connection with the Mortgaged Property or the Hotel/Retail Property, and all proceeds and products of any of the foregoing.

          TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, and its successors and assigns, forever, under and subject to the terms and conditions of the Indenture and this Mortgage and for the security and enforcement of the prompt and complete payment, performance and observance when due of all of the Secured Obligations.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, the maximum amount of indebtedness secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is _______ Million and No/100 Dollars ($_____________), plus interest on the principal outstanding under the Notes from time to time, plus fees payable from time to time to Mortgagee pursuant to the terms of the Indenture, plus all amounts expended by Mortgagee at any time to maintain the lien of this Mortgage or to protect the property secured by this Mortgage, or otherwise, including, without limitation, amounts in respect of insurance premiums, real estate taxes, Retail Unit Charges (as defined in the Declaration), litigation expenses to prosecute or defend the rights, remedies and lien of this Mortgage or title to the property secured hereby, and any costs, charges or amounts to which Mortgagee becomes subrogated upon payment, whether under recognized principles of law or equity or under express statutory authority, together with interest on all the foregoing amounts as provided for in the Indenture or this Mortgage.

          PROVIDED ALWAYS that this Mortgage is upon the express condition that the Mortgaged Property shall be released from the lien of this Mortgage in the manner and at the time provided in SECTION 7.1 of this Mortgage.

          MORTGAGOR FURTHER COVENANTS AND AGREES WITH MORTGAGEE AS FOLLOWS:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1. TERMS DEFINED IN INDENTURE. All terms defined in the Indenture and not otherwise defined herein have, as used herein, the respective meanings provided for in the Indenture.

          SECTION 1.2. ADDITIONAL TERMS DEFINED IN THIS MORTGAGE. The following terms, as used herein, have the following meanings:

          "BANKRUPTCY CODE" means the United States Bankruptcy Code, Title 11 of the United States Code, ss.101 et seq., as amended from time to time.

          "BRIDGE LOAN MORTGAGE" means that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of the date hereof, given by Mortgagor to Wilmington Trust Company, as agent for the holders of the notes issued pursuant to that certain Note Purchase Agreement, dated as of the date hereof among the Company, the purchasers signatory thereto and Wilmington Trust Company, as agent, and encumbering the Mortgaged Property.

          "BUSINESS DAY" is defined in the Indenture.

          "CASUALTY" means damage to, destruction or loss of or other casualty with respect to any of the Property.

          "COLLATERAL" is defined in the Indenture.

          "CONDEMNATION" means any actual or threatened condemnation, taking or exercise of the power of eminent domain or similar action or proceeding relating to the Mortgaged Property.

          "CONDEMNATION PROCEEDS" means, at any time, any award or payment paid or payable by reason of any Condemnation, whether from the exercise of the right of Condemnation or any transfer made in lieu thereof or any injury to or decrease in value of any property in connection with a Condemnation, including all amounts paid pursuant to any agreement with any condemning authority that has been made in settlement of any proceeding relating to a Condemnation and any interest earned on such award, payment or amounts, less the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of Mortgagor and Mortgagee in collecting such award, payment or amounts, which costs and expenses shall be paid out of such award, payment or amounts.

          "DECLARATION" is defined in Granting Clause D, and shall include all exhibits to such instrument and all amendments, restatements, supplements and replacements thereof from time to time, including, without limitation, the Declaration of Condominium to be entered into by Mortgagee and the other Owners (as defined in the Declaration) pursuant to Section 8.4 of the Declaration.

          "DECLARATION REQUIREMENTS" means all provisions of the Declaration binding upon and applicable to Mortgagor and the Mortgaged Property.

          "ENVIRONMENTAL LAW" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response; Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.960 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.180 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.ss.2601 ET SEQ).); the Clean Air Act, as amended (42 U.S.C.ss.7401 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.1251 ET SEQ.); and their state and local counterparts or equivalents.

          "EVENTS OF DEFAULT" is defined in the Indenture.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTOR" is defined in the Indenture.

          "GUARANTEE" is defined in the Indenture.

          "HAZARDOUS MATERIALS" shall mean (i) any element, compound or chemical that is defined, listed or otherwise classified as a solid waste, contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law,
(ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls,
(iv) any flammable, explosive or radioactive materials, and (v) any asbestos-containing materials.

          "HOTEL/RETAIL PROPERTY" shall mean the improved parcel of real property commonly known as, and located at, 1567 Broadway, New York, New York, and having the lot designation Tax Lot 39, Block 1018, on the Tax Map of the City of New York, together with all rights appurtenant thereto.

          "IMPOSITIONS" means all taxes (including real estate taxes and sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Mortgaged Property, (iii) the Rents from the Mortgaged Property or the use or occupancy thereof, or (iv) the Secured Obligations, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of Mortgagor or Mortgagee, except to the extent that such taxes of Mortgagor or Mortgagee are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

          "IMPROVEMENTS AGREEMENT" means that certain Improvements Agreement, dated as of December 3, 1997, by and among TSP, Atlantic and Mortgagor, as the same may be amended, modified or supplemented from time to time.

          "INDEMNIFIED PARTY" means, with respect to a Person entitled to the benefit of an indemnity, such Person's officers, directors, shareholders, partners, members, employees, agents and representatives.

          "INSURANCE POLICIES" means the insurance policies and coverages required to be maintained by Mortgagor or another Obligated Party in accordance with the provisions set forth in Appendix A hereto.

          "INSURANCE PROCEEDS" means, at any time, all proceeds or payments to which Mortgagor or any other Obligated Party may be or become entitled under any of the Insurance Policies and any and all unearned premiums accrued, accruing or to accrue under any Insurance Policies and all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, plus (i) the amount of any deductibles under such Insurance Policies and
(ii) any interest earned on such proceeds, payments or amounts, and less (iii) the reasonable costs and expenses of Mortgagor, any other Obligated Party and Mortgagee in collecting such proceeds, payments or amounts, which costs and expenses shall be paid out of such proceeds, payments or amounts.

          "INSURANCE REQUIREMENTS" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Mortgagor or any other Obligated Party or applicable to the Mortgaged Property or any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.

          "INTERCREDITOR AGREEMENT" is defined in the Indenture.

          "LEASE" means any lease, tenancy, subtenancy, license, franchise, concession or other use or occupancy agreement relating to the Property, together with any guarantee of the obligations of the landlord or the tenant thereunder, or any occupancy or right to possession under Section 365 of the Bankruptcy Code in the event of the rejection of any of the foregoing by the landlord or its trustee pursuant to such Section; "landlord" means the landlord, sublandlord, lessor, sublessor, franchisor or other grantor of a right of use or occupancy under a Lease and any guarantor of its obligations thereunder; and "TENANT" means the tenant, subtenant, lessee, sublessee, licensee, franchisee, concessionaire or other occupant under a Lease and any guarantor of its obligations thereunder.

          "LEGAL REQUIREMENT" means (i) with respect to any Person, including Mortgagor and the other Obligated Parties, any constitution, act, statute, law, ordinance, treaty, rule, regulation or official interpretation of, or any judgment, injunction, order, decision, decree, license, permit or authorization issued by, any Governmental Authority and (ii) with respect to Mortgagor or any other Obligated Party, any legal requirement or rule, regulation, by-law, official interpretation, license, permit, certification or authorization of any self-regulatory organization, licensing authority, stock exchange or trading system, in each case applicable to Persons (including brokers and dealers) involved in the business of managing, trading, underwriting or placing securities, including without limitation those of the National Association of Securities Dealers, Inc. and the New York Stock Exchange.

          "LICENSE AGREEMENT" means the License Agreement, dated as of December 3, 1997, among Planet Hollywood International, Inc., Planet Hollywood (Region
IV), Inc., Mortgagor and TSP, as the same may be amended, modified or supplemented from time to time.

          "LIEN" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          "LOSSES" means all obligations, damages, claims, causes of action, costs, fines, fees, charges, penalties, deficiencies, losses, diminutions in value, expenses (including court costs, fees and expenses of attorneys, accountants, consultants and other experts) and other liabilities, and, with respect to any indemnity, includes all attorneys' fees and expenses in connection with the enforcement and collection of such indemnity.

          "MASTER AGREEMENT" means the Master Agreement, dated as of December 2, 1997 by and among TSP, Planet Hospitality Holdings, Inc., Intell Times Square LLC, Madison Broadway Associates LLC, SPE Times Square, Inc. and Ned White, as the same may be amended, modified, or supplemented from time to time.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the condition (financial or otherwise), operations, performance, properties or assets of the Company, each Subsidiary and each Subsidiary Guarantor, if any, or business of (x) the Company or (y) the Company, its Subsidiaries and any Subsidiary Guarantor taken as a whole, (ii) the ability of (x) the Company or
(y) the Company, its Subsidiaries and any Subsidiary Guarantor collectively, to pay or perform their Obligations in accordance with their terms, (iii) the legality, validity or enforceability of this Agreement or any other Security Document or the priority of any Lien, (iv) the legality, validity or enforceability of the issuance of the Shares, or (v) the value or marketability of either (x) the Retail Unit, or (y) the balance of the Retail Unit, [the Membership Interest, the Retail Unit Contract of Sale, the Master Agreement, the Improvements Agreement, the License Agreement, the TSP Agreement, the Declaration of Easements, the Zoning Lot Agreement and the Planet Hollywood Plan]., as determined by the Mortgagee in its sole discretion.

          "OBLIGATED PARTIES" means, collectively, Mortgagor and each of its direct or indirect Subsidiaries and each other Guarantor, if any. The term "OBLIGATED PARTY" means any one of such Persons.

          "OTHER PAYMENTS" is defined in SECTION 5.1(A). "PERMITTED EXCEPTIONS" means those exceptions to title to the Property set forth on EXHIBIT B hereto.

          "PERMITTED LIENS" means:

          (a) Liens created pursuant to the Security Documents;

          (b) Liens existing on the date as of which the Indenture is dated and extensions and renewals thereof provided that such extensions and renewals do not change the principal, interest, or other financial terms or obligations thereof, as set forth in Appendix B hereof;

          (c) Liens in connection with any taxes, assessments, governmental charges, levies, or claims that are not yet due and payable or which the Company is contesting in good faith and by appropriate proceedings diligently conducted so long as reserves or other appropriate provisions as may be required by GAAP have been made therefor and so long as the failure to pay the same would not result in and could not reasonably be expected to result in a Material Adverse Effect;

          (d) Liens created by operation of Law other than environmental Liens, such as materialmen's liens, mechanics' liens (not to exceed $50,000 in the aggregate) and other similar Liens, arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and which have been bonded or with respect to which a stay of enforcement is in effect;

          (e) deposits (including utility security deposits), pledges or Liens (other than Liens arising under ERISA), securing (1) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (2) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (3) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

          (f) Liens in favor of the Mortgagor, subject to the Intercreditor Agreement;

          (g) purchase money Liens solely on the asset being acquired by the Company, provided that each such Lien does not exceed $3,000,000;

          (h) solely with respect to the Retail Unit, Permitted Exceptions;

          (i) judgment Liens that do not constitute an Event of Default;

          (j) existing Liens on assets acquired after the on the date as of which the Indenture is dated;

          (k) involuntary Liens in the case of the Inactive Guarantors (as defined in the Note Purchase Agreement);

          (l) precautionary UCC filings in connection with property not constituting Collateral hereunder (E.G., leases of telecopier machines); ----

          (m) an encumbrance of a landlord with respect to the interest of the Company or Guarantors as a lessee or sublessee under a Lease but not including any liens or encumbrances arising out of any default thereunder.

          "PERSON" means an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

          "PERSONAL PROPERTY" means all of the items described in the definition of Mortgaged Property that constitute personal property under the Uniform Commercial Code or other applicable law (including common law) of the State.

          "PLANET HOLLYWOOD PLANS" is defined in the Improvements Agreement.

          "POTENTIAL DEFAULT" means any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

          "RECEIVER" means any receiver, trustee liquidator, conservator, custodian or similar Person.

          "RETAIL UNIT" is defined in the Declaration.

          "RETAIL UNIT CHARGES" means all amounts payable by the owner of the Property under the Declaration.

          "RETAIL UNIT CONTRACT OF SALE" means that certain Purchase and Sale Agreement, dated as of January 4, 2000, between Mortgagor, as seller, and Intell 1567 LLC, as purchaser, with respect to the Mortgaged Property.

          "SECURED OBLIGATIONS" means (i) the Obligations (as defined in the Indenture), which include all indebtedness, obligations and liabilities of Mortgagor to Mortgagee incurred under or related to the Notes, the Indenture, this Mortgage or any other Security Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, together with (ii) all fees, costs, charges and expenses paid or incurred by Mortgagee or any of them in connection with the creation, protection, preservation or enforcement of their respective rights under the Indenture and the Security Documents, on a full indemnity basis.

          "SECURITY DOCUMENTS" is defined in the Indenture.

          "STATE" means the State of New York.

          "SUBSIDIARY" is defined in the Indenture.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code of the State as in effect from time to time.

          "UPPER FLOORS" has the meaning given to such term in the Retail Unit Contract of Sale.

          SECTION 1.3. TERMS DEFINED IN UNIFORM COMMERCIAL CODE. Unless otherwise defined herein or in the Indenture, or unless the context otherwise requires, when used in this Mortgage, terms defined in the Uniform Commercial Code have the same meanings as given therein.

          SECTION 1.4. RULES OF INTERPRETATION. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words that include a number of constituent parts, things or elements, including the terms "Land," "Improvements," "Property" and "Mortgaged Property" (and each element thereof) shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole, (iii) words importing any gender include the other gender, (iv) references to any Person include such Person's successors and assigns and, in the case of an individual, the word "successor" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives, (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words ", without limitation," (vii) the words "hereto," "herein," "hereof," and "hereunder," and words of similar import, refer to this Mortgage in its entirety, (viii) unless otherwise specified, references to Articles, Sections, Exhibits, Schedules, paragraphs and clauses are to the Articles, Sections, Exhibits, Schedules, paragraphs and clauses of this Mortgage, (ix) the Exhibits and Schedules to this Mortgage are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Exhibits, Schedules, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage, and (xi) unless otherwise specified, references to this Mortgage and to any other Security Document include all amendments, modifications, supplements, consolidations, replacements, extensions and renewals thereof from time to time.

                                   ARTICLE II
                      COVENANTS AND AGREEMENTS OF MORTGAGOR

          To protect the security of this Mortgage, so long as this Mortgage is in effect, Mortgagor further covenants and agrees with Mortgagee as follows:

          SECTION 2.1. PAYMENT AND PERFORMANCE OF OBLIGATIONS. Mortgagor shall duly and punctually pay and perform all of the Secured Obligations. Mortgagor represents and warrants that it has received a copy and is fully familiar with the terms and provisions of the Indenture. All representations, warranties and covenants made by Mortgagor in the Indenture (except to the extent that they are not applicable to Mortgagor or the Mortgaged Property) are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such representations, warranties and covenants were set forth at length herein as the representations, warranties and covenants of Mortgagor.

          SECTION 2.2. FURTHER ASSURANCES. At the request of Mortgagee, Mortgagor shall, at Mortgagor's sole cost and expense: (a) promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; (b) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents or instruments which Mortgagee may require from time to time, all in form and substance reasonably satisfactory to Mortgagee, in order to effectuate, complete, perfect, continue or preserve (i) the Lien and priority of this Mortgage as a perfected second priority mortgage lien on the Mortgaged Property (junior only to the Bridge Loan Mortgage), or (ii) any right, power or privilege granted or intended to be granted to Mortgagee hereunder; and (c) pay all filing, registration and recording taxes, fees, dues, imposts, assessments and charges in connection with the execution, delivery, filing, registration or recording of any of the foregoing.

          SECTION 2.3. REPAIR AND REPLACEMENT; MAINTENANCE OF PROPERTIES, ETC.
(a) Mortgagor shall maintain the Mortgaged Property as required in subsection 2.3(b). In addition, Mortgagor shall not remove, demolish or materially alter any of the Mortgaged Property. Whether or not it shall have received or otherwise be entitled to receive any Insurance Proceeds or Condemnation Proceeds, Mortgagor shall promptly repair, replace and rebuild any part of the Mortgaged Property which may be damaged or destroyed by any Casualty (including any Casualty for which insurance was not obtained or obtainable) or which may be affected by any Condemnation, and shall complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Property, all in a manner reasonably satisfactory to Mortgagee. Mortgagor shall not, without the prior written consent of Mortgagee, which will not be unreasonably withheld, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, except as expressly contemplated by, and required pursuant to, the Declaration.

          (b) Maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve, all of their properties (including all real properties leased or owned by them) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of their respective Subsidiaries to comply, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except where any failure to maintain and preserve their properties or failure to comply with the provisions of their Leases, individually or in the aggregate, would not result in and could not reasonably be expected to result in a MATERIAL ADVERSE EFFECT.

          SECTION 2.4. COMPLIANCE WITH REQUIREMENTS AND PAYMENT OF IMPOSITIONS AND RETAIL UNIT Charges. Mortgagor shall at all times (a) comply with, and shall cause the Mortgaged Property at all times to comply with, all applicable Legal Requirements, Insurance Requirements and Declaration Requirements; (b) promptly pay all Impositions, Retail Unit Charges and all charges for utilities and other services to the Mortgaged Property on or before the date on which the same shall become due and payable; and (c) keep the Mortgaged Property free and clear of all Liens other than Permitted Exceptions.

          SECTION 2.5. INSURANCE AND CASUALTY.

          (a) REQUIRED INSURANCE. During the term of this Mortgage, Mortgagor shall maintain, or cause to be maintained, property, liability and other insurance with respect to the Mortgaged Property as required pursuant to the Indenture.

          (b) ASSIGNMENT OF POLICIES ON FORECLOSURE. In the event of the foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property, or any part thereof, by foreclosure sale, or by power of sale, or deed in lieu of foreclosure, the purchaser of the Mortgaged Property, or such part thereof, shall succeed to all of Mortgagor's rights with respect to the Mortgaged Property, including any rights to unexpired, unearned or returnable insurance premiums, subject to limitations on the assignment of blanket policies, but limited to such rights as relate to the Mortgaged Property or such part thereof. If Mortgagee acquires title to the Mortgaged Property, or any part thereof, in any manner, it shall thereupon (as between Mortgagor and Mortgagee) become the sole and absolute owner of the Insurance Policies, and all Insurance Proceeds payable thereunder with respect to the Mortgaged Property with the sole right to collect and retain all unearned or returnable premiums thereon with respect to the Mortgaged Property, or such part thereof, if any.

          SECTION 2.6. CONDEMNATION.

          (a) NOTICE OF LOSS. In the event of any Condemnation or the commencement of any proceedings or negotiations that might result in a Condemnation, Mortgagor shall give notice thereof to Mortgagee, describing in reasonable detail the nature and extent of such Condemnation or the nature of such proceedings or negotiations and the nature and extent of the proposed Condemnation, as the case may be.

          (b) PROTECTION OF MORTGAGED PROPERTY. If a Condemnation occurs, Mortgagor shall immediately take such action or cause such action to be taken as may be necessary or appropriate to protect the remaining Mortgaged Property.

          SECTION 2.7. APPLICATION OF INSURANCE PROCEEDS AND CONDEMNATION PROCEEDS.

          (a) PROCEEDS PAYABLE TO MORTGAGEE. Following a Casualty or a Condemnation, Mortgagee shall apply the entire amount of any Insurance Proceeds or Condemnation Proceeds to the payment of the Secured Obligations, whether or not then due and payable. Notwithstanding any Casualty or Condemnation, Mortgagor shall continue to pay the Secured Obligations at the time and in the manner provided for in the Indenture, this Mortgage and the other Security documents, and the Secured Obligations shall not be reduced until, and then only to the extent that, any Insurance Proceeds or Condemnation Proceeds shall have been actually received and applied by Mortgagee to the discharge of the Secured Obligations. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such Insurance Proceeds or Condemnation Proceeds, Mortgagee shall have the right, whether or not a deficiency judgment on the Indenture or on any Security document shall have been sought, recovered or denied, to receive such Insurance Proceeds or Condemnation Proceeds, or a portion thereof sufficient to pay the Secured Obligations, whichever is less.

          (b) PROSECUTION OF CLAIM FOR LOSS. If a Casualty or a Condemnation shall occur, Mortgagor shall file and prosecute its claim or claims for any such Insurance Proceeds or Condemnation Proceeds in good faith and with due diligence and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor or otherwise, to collect and receipt for any such Insurance Proceeds or Condemnation Proceeds and to adjust any insurance claims and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, Mortgagor shall, upon demand of Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such Insurance Proceeds or Condemnation Proceeds to Mortgagee, free and clear of any Liens whatsoever. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact for each such purpose (which appointment is coupled with an interest) and authorizes any Person to act upon the foregoing appointment.

          SECTION 2.8. TRANSFER RESTRICTIONS. Mortgagor shall not mortgage, hypothecate, pledge or suffer to exist any Lien (other than Permitted Exceptions) on, or sell, transfer, convey or lease, all or any part of the Mortgaged Property (or any interest therein), except as expressly permitted by and in accordance with the terms of the Indenture.

          SECTION 2.9. MORTGAGEE'S RIGHT TO PERFORM. If Mortgagor shall fail to pay or perform any of the Secured Obligations, then Mortgagee, upon ten (10) days' prior notice to Mortgagor may, but shall not be obligated to, make (or cause to be made) any such payment or perform (or cause to be performed) any such Secured Obligation of Mortgagor, in any form and manner deemed reasonably appropriate by Mortgagee as agent or attorney-in-fact of Mortgagor, and any amount so paid or extended, plus reimbursement to Mortgagee for its reasonable out-of-pocket and other expenses, including legal expenses, for each matter for which it acts under this Mortgage, shall be added to the Secured Obligations and shall be paid to Mortgagee upon demand. By way of illustration and not in limitation of the foregoing, Mortgagee may, but need not, make payments of principal, interest or other charges on any obligations secured by any Permitted Exception or other Lien or charge; purchase, discharge, compromise or settle any tax Lien or any other Lien, encumbrance, suit, proceeding, title or claim thereof; pay any premium owing on any insurance policy covering the Mortgaged Property; or redeem from any tax sale or forfeiture affecting the Mortgaged Property or contest any tax or assessment. In making any payment or securing any performance relating to any such obligation of Mortgagor hereunder or thereunder, Mortgagee, so long as it acts in good faith, shall be the sole judge of the legality, validity and amount of any Lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of Mortgagee shall be considered as a waiver of any right accruing to it on account of the occurrence of any default on the part of Mortgagor under this Mortgage, any Event of Default or any default or event of default under the Indenture or under any other Security Document.

          SECTION 2.10. SUBROGATION. To the extent that Mortgagee, after the date hereof, pays pursuant to the terms of this Mortgage, the Indenture, the Intercreditor Agreement or any other Security Document any sum due under any provision of law or any instrument or document creating any Lien prior or superior to the Lien of this Mortgage, Mortgagee shall have and be entitled to a Lien on the Mortgaged Property equal in priority to that discharged, and Mortgagee shall be subrogated to, and receive and enjoy all rights and Liens possessed, held or enjoyed by the holder of such Lien, which shall remain in existence for the benefit of Mortgagee to secure the amount expended by Mortgagee on account of or in connection with such Lien. Mortgagee shall be subrogated, notwithstanding their release of record, to mortgages, trust deeds, superior titles, vendor's Liens, Liens, charges, encumbrances, rights and equities on the Mortgaged Property to the extent that any obligation under any thereof is paid or discharged by Mortgagee.

          SECTION 2.11. CERTAIN TAX LAW CHANGES. In the event of the passage after the date of this Mortgage of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for State or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, Mortgagor shall pay such tax within ten (10) days after knowledge of the same.

          SECTION 2.12. FUTURE ADVANCES. All future advances and expenditures under this Mortgage or under any other agreements at any time made between Mortgagor or any other Obligated Party and Mortgagee shall have the same priority as if such advance or expenditure was made on the date that this Mortgage was recorded. This Mortgage shall secure all indebtedness of Mortgagor and each other Obligated Party, and their respective successors and assigns, under the Indenture, this Mortgage and the other Security Documents, whenever incurred. Notice is hereby given that the Secured Obligations may also increase as a result of any defaults hereunder by Mortgagor due to, for example, and without limitation, unpaid interest or late charges, unpaid Impositions or insurance premiums or other charges which Mortgagee elects to advance, defaults under Leases that Mortgagee elects to cure, attorneys' fees or expenses incurred in enforcing the Indenture or any of the Security Documents or other expenses. Interest shall accrue and be payable on any future advances at the rate specified in the Note from the date incurred or paid to the date repaid. SECTION

          2.13. BRIDGE LOAN MORTGAGE.

          (a) Mortgagor shall promptly notify Mortgagee in writing of the occurrence of any default or event of default under the Bridge Loan Mortgage and, in addition, shall deliver to Mortgagee, within one (1) Business Day after receipt, a copy of any notice of default received by Mortgagor from the holder of the Bridge Loan Mortgage.

          (b) At all times while this Mortgage continues in effect, Mortgagor shall not, without Mortgagee's prior written consent, increase the principal amount secured by the Bridge Loan Mortgage or allow the amendment or modification of the Bridge Loan Mortgage or of any document relating to the loans secured by the Bridge Loan Mortgage.


                                   ARTICLE III
                      SECURITY AGREEMENT AND FIXTURE FILING

          SECTION 3.1. SECURITY AGREEMENT.

          (a) GRANT OF SECURITY INTEREST. To the extent that the Mortgaged Property includes Personal Property, this Mortgage shall also be construed as a security agreement and the grant to Mortgagee of a security interest in such Personal Property under the Uniform Commercial Code.

          (b) REMEDIES. If an Event of Default shall occur, Mortgagee may exercise from time to time and at any time any rights and remedies available to it under applicable law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to it as a secured party under the Uniform Commercial Code. Mortgagor shall, promptly upon request by Mortgagee, assemble the Mortgaged Property, or any portion thereof generally described in such request, and make the same available to Mortgagee at such place or places designated by Mortgagee and reasonably convenient to Mortgagee and Mortgagor. If Mortgagee elects to proceed under the Uniform Commercial Code to dispose of all or any portion of the Mortgaged Property, Mortgagee, at its option, may give Mortgagor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to Mortgagor at least ten (10) days prior to the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by Mortgagee of any portion of the Mortgaged Property or any interest therein is required by law, Mortgagor conclusively agrees that, unless any longer period shall then be required by the Uniform Commercial Code, ten (10) days' notice to Mortgagor of the date, time and place (and, in the case of a sale, the terms) thereof is reasonable. Mortgagee may, at its option, appoint any other Person as the agent of Mortgagee for the purpose of disposition of the Personal Property in accordance with the Uniform Commercial Code. Mortgagor acknowledges and agrees that a disposition of the Personal Property in accordance with Mortgagee's rights and remedies in respect of the Personal Property as provided in this Section is a commercially reasonable disposition thereof.

          SECTION 3.2. FIXTURE FILING. To the extent that the Mortgaged Property includes items of Personal Property that are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Mortgage in the land records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, the information required for the purpose of such fixture filing being as set forth in this Mortgage. (Mortgagor being the "Debtor" and Mortgagee being the "Secured Party" with respect to such filing.)

          SECTION 3.3. SECURITY DEPOSIT COLLATERAL. So long as no Event of Default shall have occurred, Mortgagor shall have the exclusive right, as between Mortgagor and Mortgagee, to apply, draw, make demand, sue for, or amend any Security Deposit Collateral or waive or release any party from its obligations under or in respect of any Security Deposit Collateral. If an Event of Default shall occur, Mortgagee shall (at its option) have the exclusive right, as between Mortgagor and Mortgagee, without notice to Mortgagor, to apply, draw, make demand, sue for, or amend any Security Deposit Collateral.

          SECTION 3.4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Mortgagor hereby warrants, represents and covenants with respect to the Personal Property as follows:

          (a) NO REMOVAL OF PERSONAL PROPERTY. The Personal Property will be kept on or at the Property and Mortgagor will not remove the Personal Property from the Property without the prior written consent of Mortgagee, except such portions or items of Personal Property which are consumed or worn out in ordinary usage, which shall be promptly replaced with comparable items of equal value.

          (b) CHANGE OF NAME OR LOCATION. Mortgagor shall give at least thirty
(30) days' advance notice in writing to Mortgagee of any proposed change in Mortgagor's name, identity, business form or structure or any proposed change in the location of Mortgagor's chief executive office or principal place of business or the locations where it keeps or holds any of the Mortgaged Property or any records relating thereto, all of which are, as of the date hereof, accurately and completely set forth either in the preamble of this Mortgage or on EXHIBIT C hereto. Mortgagor will execute and deliver to Mortgagee, prior to the occurrence of such change, all additional financing statements that Mortgagee may require to establish and maintain the validity and priority of Mortgagee's security interest with respect to any of the Mortgaged Property described or referred to herein.

          (c) ADDITIONAL FILINGS. Not more than six (6) months nor less than thirty (30) days prior to each date on which Mortgagor proposes to take any action contemplated by SECTION 3.4(B), Mortgagor shall, at its cost and expense, cause to be delivered to Mortgagee one or more opinions of counsel, satisfactory to Mortgagee, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the security interest granted hereunder against all creditors of and purchasers from Mortgagor have been filed in each filing office necessary for such purpose and that all filing and recording fees and taxes, if any, payable in connection with such filings have been paid in full.

          (d) OPINION OF COUNSEL. Not more than six (6) months nor less than thirty (30) days prior to each date on which the filing or recordation of any continuation statement or other document is required to be made in order to continue, without interruption, the perfection of the security interests hereunder against all creditors of and purchasers from Mortgagor, Mortgagor shall, at its cost and expense, cause to be delivered to Mortgagee one or more opinions of counsel, satisfactory to Mortgagee, to the effect that all such continuation statements and other documents have been filed in each filing office necessary for such purpose and that all filing and recording fees and taxes, if any, payable in connection with such filings have been paid in full.

          (e) ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee, and its successors and assigns so long as the Secured Obligations remain outstanding, as Mortgagor's attorney-in-fact with full power and authority for and on behalf of Mortgagor to execute, file and record any and all documents necessary to evidence, perfect and continue the Lien and security interest of this Mortgage, and agrees that such documents may, to the extent permitted under applicable law, be filed without the signature of Mortgagor. The foregoing appointment is coupled with an interest and is irrevocable by Mortgagor without the consent of Mortgagee.

          (f) ADDITIONAL COVENANTS. All other covenants and obligations of Mortgagor contained elsewhere in this Mortgage relating to the Mortgaged Property shall be deemed to apply to the Personal Property whether or not expressly referred to in this Article.

                                   ARTICLE IV
                         ASSIGNMENT OF RENTS AND LEASES

          SECTION 4.1. ASSIGNMENT OF RENTS AND LEASES.

          (a) ASSIGNMENT OF RENTS. Mortgagor hereby presently, absolutely and irrevocably assigns to Mortgagee subject to the license of Mortgagor under subsection (b) of this Section, all Leases and Rents, if any, and Mortgagee and, if a Receiver has been appointed under this Mortgage, such Receiver shall have the absolute, immediate and continuing right, subject to mandatory provisions of applicable law, to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Mortgaged Property. The Lien on the Leases and the Rents made under Granting Clause H hereof shall be in addition to and subject to the foregoing assignment. At the request of Mortgagee or such Receiver, Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to Mortgagee and such Receiver) to effectuate, complete, perfect, continue or preserve this assignment of the Leases and the Rents and the Lien upon the Leases and the Rents made under Granting Clause H.

          (b) LICENSE TO COLLECT RENTS. As long as no Event of Default has occurred, Mortgagor shall have the right under a license granted hereby, subject to subsection (c) of this Section, to collect the Rents upon the due date thereof, but not prior to such due date.

          (c) TERMINATION OF LICENSE UPON EVENT OF DEFAULT. If an Event of Default shall occur, the license granted under subsection (b) of this Section shall immediately and automatically terminate, without the necessity of any action by any Person, and Mortgagee and any Receiver appointed under this Mortgage shall have the right to exercise the rights and remedies provided under this Mortgage or otherwise under applicable law. If an Event of Default shall occur, upon demand by the Person exercising the rights under this Section, Mortgagor shall promptly pay to such Person all security deposits under the Leases and all Rents allocable to any period after the occurrence of such Event of Default. Subject to any applicable Legal Requirement, any Rents received hereunder by the Person exercising the rights under this Section shall be promptly paid to Mortgagee, and any Rents received hereunder by Mortgagee shall be applied and disbursed as provided in the Indenture, subject to the Intercreditor Agreement; PROVIDED that, subject to any applicable requirement of law, any security deposits actually received by Mortgagee shall be held, applied and disbursed as provided in the applicable Leases.

          (d) DIRECTION TO TENANTS. Upon the occurrence of an Event of Default, Mortgagor hereby authorizes and directs, and shall, at the direction of Mortgagee, further authorize and direct, in writing, the tenant under each Lease to pay directly to, or as directed by, Mortgagee all Rents accruing or due under its Lease without proof to the tenant of the occurrence and continuance of such Event of Default. Mortgagor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Mortgagee for payment of Rents to Mortgagee and Mortgagor shall have no claim against any tenant for Rents paid by such tenant to Mortgagee pursuant to such notice or demand.

          (e) NO RELEASE OF TENANTS. Neither this Mortgage nor any action or inaction on the part of Mortgagee shall release any tenant under any Lease, any guarantor of any Lease or Mortgagor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Mortgagee. No action or failure to act on the part of Mortgagor shall adversely affect or limit the rights of Mortgagee under this Mortgage or, through this Mortgage, under the Leases.

          (f) NO LIABILITY OF MORTGAGEE. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of Mortgagee or any Person exercising the rights of Mortgagee hereunder shall be construed to (i) be an assumption by Mortgagee or any such Person or to otherwise make Mortgagee or such Person liable or responsible for the performance of any of the obligations of Mortgagor under or with respect to the Leases or for any Rent, security deposit or other amount delivered to Mortgagor; PROVIDED that Mortgagee or any such Person exercising the rights of Mortgagee shall be accountable as provided in subsection (c) of this Section for any Rents, security deposits or other amounts actually received by Mortgagee or such Person, as the case may be; or (ii) obligate Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Mortgaged Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Mortgaged Property, to appear in or defend any action or proceeding relating to the Leases or the Mortgaged Property, to constitute Mortgagee as a mortgagee-in-possession (unless Mortgagee actually enters and takes possession of the Mortgaged Property), or to be liable in any way for any injury or damage to persons or property sustained by any Person in or about the Mortgaged Property, other than to the extent caused by the willful misconduct or gross negligence of Mortgagee or any Person exercising the rights of Mortgagee hereunder.

          (g) NO EXISTING LEASES. Mortgagor represents and warrants that as of the date hereof, no Leases exist with respect to the Mortgaged Property.

                                    ARTICLE V
                        ASSIGNMENT OF MATERIAL AGREEMENTS

          SECTION 5.1. ASSIGNMENT OF MATERIAL AGREEMENTS.

          (a) ASSIGNMENT OF MATERIAL AGREEMENTS AND OTHER PAYMENTS. Mortgagor hereby presently, absolutely and irrevocably assigns to Mortgagee subject to the license of Mortgagor under subsection (b) of this Section, all Material Agreements and all rents, income, profits, issues, royalties, revenues and other benefits derived from or with respect to the Material Agreements, if any ("OTHER PAYMENTS"), and Mortgagee and, if a Receiver has been appointed under this Mortgage, such Receiver shall have the absolute, immediate and continuing right, subject to mandatory provisions of applicable law, to collect and receive all Other Payments now or hereafter, including during any period of redemption, accruing with respect to the Mortgaged Property. The Lien on the Material Agreements and the Other Payments made under Granting Clause G hereof shall be in addition to and subject to the foregoing assignment. At the request of Mortgagee or such Receiver, Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Material Agreements or specific assignment of any Material Agreement which Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to Mortgagee and such Receiver) to effectuate, complete, perfect, continue or preserve this assignment of the Material Agreements and the Other Payments and the Lien upon the Material Agreements and the Other Payments made under Granting Clause G.

          (b) LICENSE TO COLLECT PAYMENTS. As long as no Event of Default has occurred, Mortgagor shall have the right under a license granted hereby, subject to subsection (c) of this Section, to collect the Other Payments, if any, upon the due date thereof, but not prior to such due date.

          (c) TERMINATION OF LICENSE UPON EVENT OF DEFAULT. If an Event of Default shall occur, the license granted under subsection (b) of this Section shall immediately and automatically terminate, without the necessity of any action by any Person, and Mortgagee and any Receiver appointed under this Mortgage shall have the right to exercise the rights and remedies provided under this Mortgage or otherwise under applicable law. If an Event of Default shall occur, upon demand by the Person exercising the rights under this Section, Mortgagor shall promptly pay to such Person all deposits under the Material Agreements and all Other Payments allocable to any period after the occurrence of such Event of Default. Subject to any applicable Legal Requirement, any Other Payments received hereunder by the Person exercising the rights under this Section shall be promptly paid to Mortgagee, and any Other Payments received hereunder by Mortgagee shall be applied and disbursed as provided in the Indenture, subject to the Intercreditor Agreement.

          (d) DIRECTION TO CONTRACT PARTIES. Upon the occurrence of an Event of Default, Mortgagor hereby authorizes and directs, and shall, at the direction of Mortgagee, further authorize and direct, in writing, each party under a Material Agreement to pay any Other Payments owing to Mortgagor directly to, or as directed by, Mortgagee without proof to such party of the occurrence and continuance of such Event of Default. Mortgagor hereby authorizes the parties under each Material Agreement to rely upon and comply with any notice or demand from Mortgagee for payment of Other Payments to Mortgagee and Mortgagor shall have no claim against any such party for Other Payments paid by such party to Mortgagee pursuant to such notice or demand.

          (e) NO RELEASE OF CONTRACT PARTIES. Neither this Mortgage nor any action or inaction on the part of Mortgagee shall release any party under any Material Agreement, any guarantor of any Material Agreement or Mortgagor from any of their respective obligations under the Material Agreements or constitute an assumption of any such obligation on the part of Mortgagee. No action or failure to act on the part of Mortgagor shall adversely affect or limit the rights of Mortgagee under this Mortgage or, through this Mortgage, under the Material Agreements.

          (f) NO LIABILITY OF MORTGAGEE. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of Mortgagee or any Person exercising the rights of Mortgagee hereunder shall be construed to (i) be an assumption by Mortgagee or any such Person or to otherwise make Mortgagee or such Person liable or responsible for the performance of any of the obligations of Mortgagor under or with respect to the Material Agreements or for any Other Payment, deposit or other amount delivered to Mortgagor; or (ii) obligate Mortgagee or any such Person to take any action under or with respect to the Material Agreements or with respect to the Mortgaged Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Material Agreements or with respect to the Mortgaged Property, to appear in or defend any action or proceeding relating to the Material Agreements or the Mortgaged Property, to constitute Mortgagee as a mortgagee-in-possession (unless Mortgagee actually enters and takes possession of the Mortgaged Property), or to be liable in any way for any injury or damage to persons or property sustained by any Person in or about the Mortgaged Property, other than to the extent caused by the willful misconduct or gross negligence of Mortgagee or any Person exercising the rights of Mortgagee hereunder.

          (g) EXISTING MATERIAL AGREEMENTS. Mortgagor represents and warrants that as of the date hereof, only the following Material Agreements exist with respect to the Mortgaged Property: the Retail Unit Contract of Sale, the Declaration, the Zoning Lot Agreement, the Master Agreement, the Improvements Agreement, the License Agreement, and the Planet Hollywood Plans.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

          SECTION 6.1. EVENTS OF DEFAULT. "EVENT OF DEFAULT" as used herein shall have the meaning set forth in the Indenture.

          SECTION 6.2. REMEDIES.

          (a) IN GENERAL. If an Event of Default shall occur, Mortgagee, with or without entry onto the Property, shall have the following rights:

                    (i) to immediately foreclose this Mortgage and the lien hereof;

                    (ii) to sell Mortgagor's right, title and interest in and to the Mortgaged Property, as a whole or in separate parcels, at one or more public sales, at such time and place and upon such terms and conditions as may be required or permitted by applicable law. Such power shall not be exhausted until the Secured Obligations have been paid in full. Mortgagee may execute and deliver to the purchaser or purchasers at any sale a sufficient conveyance of the Mortgaged Property sold thereby divesting Mortgagor of all right, title or interest that it may have in and to such Mortgaged Property and vesting the same in the purchaser or purchasers at such sale or sales, free of the security interest and lien of this Mortgage and free of all rights of redemption in Mortgagor;

                    (iii) to take such steps to protect and enforce its rights and the lien of this Mortgage, whether by action, suit or proceeding in equity or at law for the specific performance of any provision in the Indenture or the Security Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy Mortgagee shall elect;

                    (iv) to apply for the appointment of a Receiver for the Mortgaged Property in accordance with SECTION 6.4; and

                    (v) to take all such other steps and to assert and exercise all such other rights and remedies, including power of sale, as shall be permitted by applicable law.

          (b) FORECLOSURE. This Mortgage may be foreclosed once against all or successively against any part or parts of the Mortgaged Property as Mortgagee may elect. This Mortgage and the right of foreclosure hereunder shall not be impaired or exhausted by one or any foreclosure or by one or any sale, and may be foreclosed successively and in parts, until all of the Mortgaged Property has been foreclosed against and sold. The purchase money proceeds or avails of any foreclosure or sale after default and any other sums which then may be held by Mortgagee under this Mortgage shall be applied as provided in the Indenture, subject to the Intercreditor Agreement.

          (c) MORTGAGEE MAY BID. In connection with any such foreclosure or sale, Mortgagee may bid for and acquire Mortgagor's interest in the Mortgaged Property or any part thereof and in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price received therefor, after deducting all unpaid costs and expenses paid or incurred by any Mortgagee under or in connection with this Mortgage. Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (d) ACCELERATION OF SECURED OBLIGATIONS. In the event of any sale made under or by virtue of this Article, the entire principal of, interest and other amounts in respect of the Secured Obligations, if not previously due and payable, shall, at the option of Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

          SECTION 6.3. POSSESSION OF PROPERTY.

          (a) MORTGAGOR TO VACATE MORTGAGED PROPERTY. Mortgagor hereby waives, if an Event of Default shall occur, all right to the possession, income and Rents and Other Payments of the Mortgaged Property, and Mortgagor hereby expressly authorizes and empowers Mortgagee, upon such occurrence and continuation, for the purpose of protecting and preserving the Mortgaged Property and the interest of Mortgagee therein, and to the extent permitted by law, (i) to enter upon and take possession of the Mortgaged Property, to remove and exclude Mortgagor and its agents and servants wholly therefrom, by summary proceeding, ejectment or otherwise, and to take possession of all books, records and accounts relating thereto, and Mortgagor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Mortgagee on demand, and (ii) with or without the entry upon or taking possession of the Mortgaged Property, to hold, operate, manage, repair and maintain the Mortgaged Property and to collect and receive all earnings, revenues, Rents, Other Payments, issues, profits, income and cash collateral derived from the Mortgaged Property, and after deducting therefrom all reasonable costs, expenses and liabilities (including reasonable attorneys' fees and expenses) incurred by Mortgagee in collecting the same and in using, managing, preserving and controlling the Mortgaged Property for the purpose of protecting and preserving the Mortgaged Property and the interest of Mortgagee therein, and otherwise in exercising Mortgagee's rights hereunder and under the Material Agreements, including all amounts necessary to pay Impositions, Retail Unit Charges and other reasonable charges in connection with the Mortgaged Property, as well as reasonable compensation for Mortgagee's agents and employees, and to apply the remainder as set forth in SECTION 6.9. Without limiting any other right or remedy of Mortgagee pursuant to any other provision of this Mortgage or the Indenture, upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing Mortgagee in possession of the Mortgaged Property with the same power granted to a Receiver pursuant to the applicable Sections of this Mortgage and with all other rights and privileges of a mortgagee-in-possession under applicable State law. All such costs, expenses and liabilities incurred by Mortgagee shall be Secured Obligations.

          (b) PAYMENT FOR USE AND OCCUPANCY. Following an Event of Default and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Mortgaged Property, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property or any portion thereof that is being occupied by Mortgagor for such period and, upon default of any such payment, shall vacate and surrender possession thereof to Mortgagee or to a Receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of such portion of the Mortgaged Property for nonpayment of rent, however designated.

          SECTION 6.4. APPOINTMENT OF RECEIVER. If an Event of Default shall occur, Mortgagee shall, as a matter of right and without regard to the adequacy or value of any security for the Secured Obligations or the solvency of Mortgagor, or the occupancy of the Mortgaged Property or any part thereof as a homestead, and without the requirement of any bond, be entitled to the appointment of a Receiver for all or any part of the Mortgaged Property and all Rents or Other Payments therefrom (the inclusion in this Mortgage of the provisions for the appointment of a Receiver and the assignment of Rents and Other Payments being an express condition upon which Mortgagee agreed to execute the Indenture and to accept this Mortgage), whether or not such receivership is incidental to a proposed sale of the Mortgaged Property or otherwise, and Mortgagor hereby consents to the appointment of such a Receiver and will not oppose any such appointment.

          SECTION 6.5. WAIVER OF STAY, EXTENSION, MORATORIUM AND MARSHALLING LAWS AND EQUITY OF REDEMPTION. To the maximum extent permitted by law, Mortgagor shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law which may affect observance or performance of the provisions of this Mortgage; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of, or rights of marshalling with respect to, the Mortgaged Property or any portion thereof prior to or in connection with any sale or sales thereof which may be made under or by virtue of this Mortgage; and Mortgagor, to the extent that it lawfully may, hereby waives all benefit or advantage of any such law or laws. Mortgagor, for itself and all who may claim under it, hereby waives, to the maximum extent permitted by applicable law, any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any order or decree of foreclosure of this Mortgage and (if an Event of Default shall occur) all notice or notices of seizure, and all right to have the Mortgaged Property marshalled upon any foreclosure hereof. Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any other part of the Mortgaged Property and Mortgagor hereby waives any right or claim of right to have Mortgagee proceed against any portion of the Mortgaged Property in any particular order.

          SECTION 6.6. MORTGAGEE AUTHORIZED TO EXECUTE DOCUMENTS. Mortgagor irrevocably appoints Mortgagee the true and lawful attorney-in-fact of Mortgagor (which appointment is coupled with an interest and shall be irrevocable), in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all deeds, bills of sale, assignments, releases and other instruments as Mortgagee may consider necessary or appropriate, with full power of substitution, Mortgagor hereby ratifying and confirming all that its said attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by Mortgagee or any purchaser, Mortgagor will immediately ratify and confirm, without any cost or charge therefor, any such sale, assignment, transfer or delivery by executing and delivering to the grantee or such purchaser all such proper deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

          SECTION 6.7. COLLATERAL SITUATED IN MORE THAN ONE COUNTY. If the Mortgaged Property or any other Collateral is situated in two or more counties in the State, or in two judicial districts of the same county, Mortgagee shall have the full power to select in which county or counties, or in which judicial district or districts, the sale of the Mortgaged Property is to be made, and Mortgagee's selection shall be binding upon Mortgagor and shall permit the sale of the whole to be made in any of the counties or judicial districts in which part of the Mortgaged Property is located. Mortgagor hereby waives any right it might otherwise have or assert to object to foreclosure, through the use of a single Mortgage, upon all of the Mortgaged Property in the State.

          SECTION 6.8. COLLATERAL IN OTHER STATES. Mortgagor acknowledges and agrees that the Mortgaged Property and other Collateral may be located in more than one state, and Mortgagor therefore waives and relinquishes any and all rights it may have, whether at law or equity, to require Mortgagee to proceed to enforce or exercise any rights, powers and remedies that Mortgagee or any trustee may have under this Mortgage, the Indenture and any other Security Document in any particular manner, in any particular order, or in any particular state or other jurisdiction. Without limiting the generality of the foregoing,
(a) Mortgagee shall not be precluded from or restricted in exercising any of its rights and remedies hereunder due to the prior or concurrent exercise by Mortgagee or any trustee of any of its rights and remedies under the Indenture or any other Security Document, (b) neither Mortgagee nor any trustee shall be precluded from or restricted in exercising any of its rights and remedies under the Indenture or any other Security Document due to the prior or concurrent exercise by Mortgagee of any of its rights and remedies hereunder, and (c) neither Mortgagee nor any trustee shall be required to exercise or enforce any of its rights and remedies under any other Security Document before or concurrently with the exercise by Mortgagee of any of its rights and remedies hereunder. Mortgagor further agrees that any particular proceeding, including foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more of the states in which any of the Mortgaged Property and any other Collateral may be located, without regard to the fact that any one or more prior or contemporaneous proceedings have been instituted elsewhere with respect to the same or any other portion of the Mortgaged Property or any other Collateral.

          SECTION 6.9. APPLICATION OF PROCEEDS. Following the occurrence of an Event of Default, any proceeds of any of the Mortgaged Property shall be applied as follows:

          FIRST, to the fees, costs and expenses of Mortgagee payable pursuant to this Mortgage,

          SECOND, to the payment of all other Secured Obligations, other than principal and interest,

          THIRD, to interest accrued and unpaid on the Secured
          Obligations and the satisfaction of the principal amount of the Secured Obligations, as provided in the Indenture, and

          FOURTH, the remainder, if any, to Mortgagor or such other Person as may be entitled thereto by law.

          Mortgagor shall remain liable for any deficiency remaining.

          SECTION 6.10. SETOFF. To the extent permitted by applicable law, if an Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other property at any time held or owing by Mortgagee to or for the credit or account of Mortgagor (except accounts with respect to which Mortgagor is a trustee or an escrow agent in respect of bona fide third parties), may be offset and applied toward the payment of the Secured Obligations owing to Mortgagee, whether or not the Secured Obligations, or any part thereof, shall then be due.

          SECTION 6.11. RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER. Upon any sale of the Mortgaged Property or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt by Mortgagee or the officer making the sale under judicial proceedings of the purchase money therefor shall be a sufficient discharge to the purchaser for such purchase money, and such purchaser shall not be obligated to see to the application thereof.

          SECTION 6.12. SALE A BAR AGAINST MORTGAGOR. Any sale of the Mortgaged Property or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar against Mortgagor.

          SECTION 6.13. REMEDIES CUMULATIVE; WAIVER. No remedy or right of Mortgagee hereunder, under the Indenture, or any other Security Document or otherwise, or available under applicable law, shall be exclusive of any other right or remedy, but each such remedy or right shall be in addition to every other remedy or right now or hereafter existing at law or in equity under any such document or under applicable law. No delay in the exercise of, or omission to exercise, any remedy or right accruing on any Potential Default or Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Potential Default or Event of Default or an acquiescence therein, nor shall it affect any subsequent Potential Default or Event of Default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed proper by Mortgagee. All obligations of Mortgagor, and all rights, powers and remedies of Mortgagee expressed herein, shall be in addition to, and not in limitation of, those provided by law or in the Indenture, any other Security Document or any other written instrument relating to any of the Secured Obligations or any security therefor. Any and all covenants of Mortgagor in this Mortgage may from time to time, by instrument in writing signed by Mortgagee, be waived to such extent and in such manner as Mortgagee may desire, but no such waiver will ever affect or impair the rights of Mortgagee hereunder, except to the extent specifically stated in such written instrument.

          SECTION 6.14. NO LIABILITY OF MORTGAGEE. Notwithstanding anything contained in this Mortgage, this Mortgage is only intended as security for the Secured Obligations and Mortgagee shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of Mortgagor with respect to any of the Mortgaged Property. Unless and until Mortgagee takes actual possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, Mortgagee shall not have responsibility for the control, care, management or repair of the Mortgaged Property nor shall Mortgagee be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other Person. Mortgagor shall indemnify and hold harmless Mortgagee from and against any and all Losses incurred by Mortgagee in connection with any of the foregoing which are not the responsibility of Mortgagee in accordance with this Section.

                                   ARTICLE VII
                                  MISCELLANEOUS

          SECTION 7.1. TERMINATION; DEFEASANCE.

          (a) TERMINATION. Upon satisfaction of the applicable conditions of
Article 10 of the Indenture, this Mortgage and the liens and security interests created hereby shall terminate upon the earlier of the following dates:

                    (i) the date on which the Secured Obligations due and to become due shall have been paid or performed in full and such payments are no longer subject to recoupment or avoidance upon any insolvency or bankruptcy of Mortgagor; and

                    (ii) the date on which (A) the closing of the sale of the Mortgaged Property under the Retail Unit Contract of Sale shall have occurred, (B) the purchaser under the Retail Unit Contract of Sale shall have complied with all of its obligations under the Retail Unit Contract of Sale in connection with such closing (except to the extent waived by the holder of the Bridge Loan Mortgage), (C) the net proceeds of such sale have been delivered to the party entitled thereto under the Intercreditor Agreement, and (D) the holder of the Bridge Loan Mortgage has released, or have delivered reasonable evidence to Mortgagee that they are unconditionally prepared to release, the Bridge Loan of record.

Upon such termination, Mortgagee shall execute and deliver to Mortgagor an appropriate release and such other documents reasonably required by Mortgagor, and shall turn over to Mortgagor any of the Mortgaged Property and any other files, documents or material held by Mortgagee.

          (b) SALE OF UPPER FLOORS. If (i) a closing of a sale of only the Upper Floors shall have occurred pursuant to Section 9.2 of the Retail Unit Contract of Sale, (ii) the purchaser under the Retail Unit Contract of Sale shall have complied with all of its obligations under the Retail Unit Contract of Sale in connection with such closing (except to the extent waived by the holder of the Bridge Loan Mortgage), (iii) the net proceeds of such sale shall have been delivered to the party entitled thereto under the Intercreditor Agreement, and
(iv) the holder of the Bridge Loan Mortgage has partially released, or have delivered reasonable evidence to Mortgagee that they are unconditionally prepared to partially release, the Bridge Loan Mortgage of record with respect to the Upper Floors, then, in such event, Mortgagee shall execute and deliver to Mortgagor an appropriate partial release of this Mortgage upon satisfaction of the applicable conditions of Article 10 of the Indenture solely with respect to the Upper Floors.

          (c) MORTGAGOR TO PAY COSTS. In any of such events, Mortgagor shall pay Mortgagee's expenses (including, without limitation, attorney's fees and expenses) in connection with the termination or partial release hereof and any transfer of such property.

          SECTION 7.2. RIGHTS CUMULATIVE; WAIVERS. To the fullest extent permitted by law, the rights and remedies of Mortgagee under this Mortgage and the other Security Documents shall be cumulative. The exercise, failure to exercise or delay in exercising any right or remedy by Mortgagee shall not prevent any of them from exercising any other right or remedy or exercising such right or remedy at a later time.

          SECTION 7.3. FEES AND EXPENSES. In addition to any fees and expenses payable pursuant to the Indenture, Mortgagor shall pay upon demand all fees and expenses (including reasonable attorney's fees and expenses) incurred by Mortgagee in connection with the negotiation, execution, production and delivery of this Mortgage and any other documents executed and delivered in connection herewith, or in connection with (a) the administration of this Mortgage and any amendment or modification hereof, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (c) the failure by Mortgagor to perform or observe any of the provisions hereof, or (d) the exercise or enforcement of any of the rights of, and collection of amounts due to, Mortgagee hereunder.

          SECTION 7.4. INDEMNIFICATION.

          (a) INDEMNITY. Mortgagor shall protect, indemnify and hold harmless Mortgagee and each of its Indemnified Parties from and against all Losses imposed upon or incurred by or asserted against Mortgagee or Indemnified Party by reason of: (i) any accident, injury or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof;
(ii) any use or non-use of the Mortgaged Property or any part thereof; (iii) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (iv) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (v) any negligent or tortious act or omission on the part of Mortgagor or any of its agents, employees, contractors, licensees, lessees or invitees; (vi) any contest of any Legal Requirement, Imposition or other matter; or (vii) any other matter or thing arising from or attributable to Mortgagor's interest in the Mortgaged Property and/or receipt of any income therefrom, other than, in the case of Losses arising prior to the occurrence of an Event of Default or any Potential Default, Losses that result from Mortgagee's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. If any action, suit or proceeding is brought against Mortgagee or any Indemnified Party by reason of any such occurrence, Mortgagor, upon such Person's request, will at Mortgagor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel approved by such Person. Any amounts payable to Mortgagee or any Indemnified Party pursuant to the indemnity contained in this Section shall bear interest at the rate specified in the Notes from and including the date(s) such amounts were expended by such Person to the date of payment by Mortgagor; and all such amounts, together with all such interest, shall be deemed part of the Secured Obligations secured by this Mortgage. The indemnity set forth in this Section shall survive the repayment in full of the Secured Obligations and the release of any and all Liens of Mortgagee, the transfer of any and all right, title and interest in and to the Mortgaged Property, or any part thereof, to any Person and the satisfaction of the Secured Obligations.

          (b) THIRD-PARTY BENEFICIARIES. Each Indemnified Party shall be a third-party beneficiary hereof and shall be entitled to, and to enforce, all of the rights, benefits and protections afforded herein to an Indemnified Party, as if such Indemnified Party were a party hereto.

          SECTION 7.5. NOTICES. All notices and other communications provided to any party in connection with this Mortgage shall be given and effective as provided in the Indenture. Any party may change its address for service of notice upon it by a notice in writing to the other parties.

          SECTION 7.6. AMENDMENT AND WAIVER. Except as otherwise provided herein, this Mortgage may be amended, and observance of any term of this Mortgage may be waived, with (and only with) the written consent of Mortgagor and Mortgagee.

          SECTION 7.7. EXPENSES OF MORTGAGOR'S AGREEMENTS AND DUTIES. The terms, conditions, covenants and agreements to be observed or performed by Mortgagor under this Mortgage shall be observed or performed by it at its sole cost and expense.

          SECTION 7.8. MORTGAGEE'S RIGHT TO PERFORM ON MORTGAGOR'S BEHALF. If Mortgagor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Mortgage, Mortgagee may (but shall not be obligated to) do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of Mortgagor, and Mortgagor hereby authorizes Mortgagee so to do.

          SECTION 7.9. MORTGAGEE'S RIGHT TO USE AGENTS AND TO ACT IN NAME OF MORTGAGOR. Mortgagee may exercise its rights and remedies under this Mortgage through an agent or other designee and, in the exercise thereof, Mortgagee or any such other Person may act in its own name or in the name and on behalf of Mortgagor.

          SECTION 7.10. NO COMPENSATION OR EXPENSE. Mortgagee may exercise its rights and remedies under this Mortgage (a) without payment of any rent, license fee or compensation of any kind to Mortgagor and (b) for the account, and at the expense, of Mortgagor.

          SECTION 7.11. LIMITATION OF OBLIGATIONS WITH RESPECT TO MORTGAGED PROPERTY.

          (a) REASONABLE CARE. Mortgagee shall have any duty or liability to protect or preserve any Mortgaged Property or to preserve rights pertaining thereto other than the duty to use reasonable care in the custody and preservation of any Mortgaged Property in its actual possession. Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of any Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equal to that which Mortgagee accords its own like property. Mortgagee shall be relieved of all responsibility for any Mortgaged Property in its possession upon surrendering it, or tendering surrender of it, to Mortgagor or to such other Person entitle thereto by law.

          (b) NO OBLIGATIONS. Nothing contained in this Mortgage shall be construed as requiring or obligating Mortgagee, and Mortgagee shall not be required, or obligated, to (i) make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Mortgaged Property or the monies due or to become due thereunder or in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Mortgaged Property, whether or not Mortgagee has or is deemed to have knowledge or notice thereof,
(iii) take any necessary steps to preserve rights against any prior parties with respect to any Mortgaged Property, or (iv) notify Mortgagor or any other Person of any decline in the value of any Mortgaged Property.

          SECTION 7.12. TIME OF THE ESSENCE. Time is of the essence with respect to the various obligations of Mortgagor and rights and remedies of Mortgagee under this Mortgage.

          SECTION 7.13. DISCLOSURES. Mortgagee may disclose to, and exchange and discuss with, any other Person (Mortgagee and each such other Person being hereby irrevocably authorized to do so) any information concerning the Mortgaged Property or Mortgagor (whether received by Mortgagee or such other Person in connection with or pursuant to the Indenture, the Security Documents or otherwise) for the purpose of (a) complying with applicable Legal Requirements (including, without limitation, any court order, subpoena or other legal process), (b) protecting or preserving the Mortgaged Property, (c) protecting, preserving, exercising or enforcing any of its rights in, under or related to the Mortgaged Property, the Indenture or the Security Documents, (d) performing any of its obligations under or related to the Indenture and the Security Documents, (e) consulting with attorneys, accountants or regulators with respect to any of the foregoing matters, or (f) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any of the Secured Obligations.

          SECTION 7.14. INCONSISTENCY WITH INDENTURE.

          (a) INDENTURE. In the event of any express conflict between the terms of this Mortgage and the terms of the Indenture with respect to the Mortgaged Property, the terms of the Indenture shall govern and control.

          (b) SECURITY DOCUMENTS. Mortgagor and Mortgagee are parties to one or more Security Documents. If any term or provision hereof with respect to any Mortgaged Property hereunder which is Personal Property and which is the subject of and covered by a Security Document is inconsistent with any term or provision of such Security Document, then such term or provision of this Mortgage shall govern and control with respect to such Personal Property to the extent of such inconsistency.

          SECTION 7.15. SEVERABILITY. If any provision of this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the remaining provisions shall continue to be valid and enforceable and such provision shall continue to be valid and enforceable in any other jurisdiction.

          SECTION 7.16. HEADINGS. The headings of the Sections and subsections are for convenience and shall not affect the meaning of this Mortgage.

          SECTION 7.17. ASSIGNMENT; BENEFIT. Mortgagor may not sell, convey, assign, transfer or otherwise dispose of all or any portion of its rights and obligations under this Mortgage. Mortgagor and Mortgagee and their permitted successors and assigns shall be bound by this Mortgage. They (and their Indemnified Parties) shall be the only persons entitled to its benefits.

          SECTION 7.18. GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. MORTGAGEE SHALL HAVE THE RIGHT TO SEEK A DEFICIENCY JUDGMENT AGAINST MORTGAGOR IN OTHER STATES OR FOREIGN JURISDICTIONS; AND MORTGAGOR AGREES THAT, TO THE EXTENT MORTGAGEE OBTAINS A DEFICIENCY JUDGMENT IN ANY OTHER STATE OR FOREIGN JURISDICTION, THEN SUCH PARTY SHALL HAVE THE RIGHT TO ENFORCE SUCH JUDGMENT IN THE STATE, AS WELL AS IN OTHER STATES OR FOREIGN JURISDICTIONS.

          SECTION 7.19. WAIVER OF JURY TRIAL. MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE INDENTURE OR ANY OTHER SECURITY DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF MORTGAGEE OR MORTGAGOR IN CONNECTION HEREWITH. MORTGAGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THE INDENTURE AND EACH SECURITY DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE ENTERING INTO THIS MORTGAGE. SECTION

          7.20. CONSENT TO JURISDICTION. MORTGAGOR AND MORTGAGEE CONSENT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN NEW YORK COUNTY WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY. MORTGAGOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK AND FEDERAL COURTS OF THE STATE OF NEW YORK IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO THE COLLATERAL. MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT ITS ADDRESS PURSUANT TO SECTION 7.5 HEREOF, IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE NOW OR IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST MORTGAGOR IN ANY JURISDICTION.

          SECTION 7.21. LIMITATION ON INTEREST PAYABLE. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between Mortgagor and Mortgagee whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the use, forbearance or detention of the money to be paid pursuant to the Indenture or any Security Document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture, the Notes or any other Security Document, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

          SECTION 7.22. COVENANTS TO RUN WITH THE LAND. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor. If there shall be more than one mortgagor, the covenants, representations and warranties made herein shall be joint and several.

          SECTION 7.23. NO MERGER. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Mortgagee unless Mortgagee shall have consented to such merger in writing.

          SECTION 7.24. RELATIONSHIP. The relationship of Mortgagee to Mortgagor hereunder is strictly and solely that of mortgagee and mortgagor and nothing contained in this Mortgage, or any other document or instrument now existing and delivered in connection herewith or otherwise in connection with the Secured Obligations, is intended to create or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Mortgagor other than as mortgagee and mortgagor.

          SECTION 7.25. [RESERVED]

          SECTION 7.26. SUBORDINATION TO BRIDGE LOAN MORTGAGE. This Mortgage and the Lien hereof is subject and subordinate to the Bridge Loan Mortgage and the Lien thereof, and the Revolving Loan Mortgage and the Lien thereof to the extent set forth in and subject to the terms and conditions of the Intercreditor Agreement.

          SECTION 7.27. SUBJECT TO RETAIL UNIT CONTRACT OF SALE. Notwithstanding anything to the contrary contained herein, no Potential Default or Event of Default shall occur under this Mortgage, and Mortgagee may not claim a Potential Default or Event of Default hereunder, by reason of any action or omission taken or permitted by Mortgagor for the purpose of satisfying or complying with any term or condition of the Retail Unit Contract of Sale which, if not satisfied or complied with by Mortgagor, would constitute a breach or default under the Retail Unit Contract of Sale. Further, the modification or suspension of the obligations under the Declaration, the License Agreement and/or the Improvements Agreement in accordance with the terms and provisions of the Retail Unit Contract of Sale, provided that the same does not arise by reason of the default by Mortgagor thereunder, shall not constitute a Potential Default or an Event of Default under this Mortgage.

                                  ARTICLE VIII
                             NEW YORK LAW PROVISIONS

          SECTION 8.1. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Uniform Commercial Code, Mortgagor authorizes Mortgagee to file financing statements with respect to the Mortgaged Property without the signature of Mortgagor in such form and in such filing offices as Mortgagee reasonably determines appropriate to perfect the security interests of Mortgagee under this Mortgage. A carbon, photographic or other reproduction of this Mortgage shall be sufficient as a financing statement for filing in any jurisdiction. Without limiting the foregoing, Mortgagor acknowledges that it is responsible for the execution, delivery and filing of financing statements and continuation statements with respect to the Mortgaged Property to perfect the security interests of Mortgagee under this Mortgage.

          SECTION 8.2. LIEN LAW. In compliance with Section 13 of the New York Lien Law, Mortgagor shall receive any advances secured hereby, and shall hold the right to receive such advances, as a trust fund to be applied first for the purpose of paying the cost of any improvement, and shall apply the same first to the payment of the cost of such improvement before using any part of the total of the same for any other purpose. Mortgagor hereby represents and warrants in favor of Mortgagee that, during the period commencing eight (8) months prior to the date of this Mortgage and ending on the date of this Mortgage, no work has been performed in connection with the Property or the Improvements which could give rise to the filing of a mechanic's or materialmen's lien that would attach to the Property or the Improvements.

          SECTION 8.3. PROVISION REGARDING RESIDENTIAL DWELLING UNITS. This Mortgage does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having their own separate cooking facilities.

          SECTION 8.4. INSURANCE. The provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Mortgage, the Indenture or the other Security Documents. In the event of any conflict, inconsistency or ambiguity between the provisions of this Mortgage, the Indenture and the other Security Documents and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of this Mortgage and the Indenture shall prevail.

          SECTION 8.5. LEASES. In addition to all of Mortgagee's other rights and remedies herein, in the Indenture or in the other Security Documents, Mortgagee shall also have all of the rights against lessees of the Property, if any, set forth in Section 291-f of the Real Property Law of New York.

          SECTION 8.6. STATUTORY CONSTRUCTION. The provisions of this Mortgage shall be in addition to the provisions set forth in Section 254 of the Real Property Law of New York, and the provisions contained in this Mortgage, the Indenture and the other Security Documents shall afford rights supplemental to and not exclusive of the rights conferred by the provisions set forth in said
Section 254 and shall not impair, modify, alter or defeat such rights (except as provided in Section 8.4 above), notwithstanding that such provisions may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the provisions set forth in said Section 254. The rights of Mortgagee arising under the provisions contained in this Mortgage, the Indenture and the other Security Documents shall be separate, distinct and cumulative, and none of them shall be in exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. Except as provided in Section 8.4 above, in the event of any conflict between the provisions of Section 254 of the New York Real Property Law and the provisions of this Mortgage, the Indenture and the other Security Documents, the provisions affording Mortgagee greater rights or protection shall prevail.

          SECTION 8.7. TRANSFER TAXES.

          (a) In the event of a sale or other disposition of the Mortgaged Property or an interest in an entity having an interest in the Mortgaged Property, including a sale pursuant to a judgment of foreclosure or a transfer in lieu thereof, or any other transaction with respect to the Mortgaged Property, which would result in any transfer tax liability, Mortgagor shall fully and accurately complete and execute all forms and documents which Mortgagee may reasonably require, and shall deliver such forms and documents, together with the amount of any tax liability that will be due, to Mortgagee at least fifteen (15) days prior to the scheduled date of the sale or other disposition in question. If Mortgagor fails to pay any such tax liability and Mortgagee pays all or any part thereof, the amount of any such payment, together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Security Documents securing all or any part of the Secured Obligations.

          (b) Mortgagor shall pay when due any and all mortgage recording and other taxes payable or determined to be payable in connection with the execution, delivery, recording or enforcement of this Mortgage, the Indenture and the other Security Documents, and any interest and penalties thereon.

          (c) Mortgagor hereby indemnifies and agrees to hold Mortgagee harmless from and against any and all Losses with respect to or resulting from any delay in paying or any omission or failure to pay any taxes described in this Section (including all costs of responding to any audits and any and all penalties and interest imposed).

          SECTION 8.8. MORTGAGE RECORDING TAX. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Mortgagor, any stamp, mortgage recording or other tax (other than real estate taxes) is due or becomes due in respect of the issuance of the Notes, the execution and delivery of the Credit Agreement or the execution, delivery or recording of this Mortgage or any assignment of leases and rents given as security for the Notes or is otherwise required to be paid in order to enforce this Mortgage or to foreclose the lien hereof, Mortgagor covenants and agrees to pay such tax at the time and in the manner required by any such law, Mortgagor further covenants to defend and hold harmless and agrees to indemnity each Secured Party from and against any and all Losses incurred by reason of any such imposition of any such tax or any claim therefor.

          SECTION 8.9. POWER OF SALE.

          (a) The provisions of Section 6.2 of this Mortgage are hereby supplemented to provide that Mortgagee may, either with or without entry or taking possession of the Property as provided in this Mortgage or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action for foreclosure of this Mortgage, sell the Mortgaged Property or portion thereof, and all estate, right, title and interest of Mortgagor therein, and terminate all rights of redemption with respect thereto, pursuant to any procedures provided by applicable law, including, without limitation, the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law and any amendments or substitute statutes in regard thereto (the "RPAPL"). Any sale or sales pursuant hereto shall be for the Mortgaged Property as a whole or in parcels and shall be held at such time and place, upon such terms and after such notice thereof as may be required or permitted by applicable law.

          (b) All notices hereunder or under any applicable law pertaining hereto (including, without limitation, Article 14 of the RPAPL) shall be in writing and shall be deemed sufficiently served for all purposes when given pursuant to Section 7.5 of this Mortgage or as otherwise permitted by Article 14 of the RPAPL. For purposes hereof, notices may be given by the parties hereto or by their respective attorneys.

          (c) The provisions of this Section are intended to supplement, and not limit, the other provisions of this Mortgage; provided, however, that in the event the provisions of this Section contradict any other provision of this Mortgage, the provisions of this Section shall govern.


                         [-REMAINDER OF PAGE IS BLANK.-]

IN WITNESS WHEREOF, Mortgagor has duly executed and delivered this Mortgage as of the date first written above.

                                         PLANET HOLLYWOOD (REGION III), INC.,
                                         a Florida corporation


                                         By:
                                                Name:
                                                Title:
Attest:

Name:
Title:

                                 ACKNOWLEDGMENT

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )

          On the ______ day of March in the year 2000, before me, the undersigned, personally appeared
________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                        --------------------------------
                                        Notary Public
                                        My commission expires:

[affix notarial seal]

                                                                     EXHIBIT A
                                                                   TO MORTGAGE

                               DESCRIPTION OF LAND

                                                                     EXHIBIT B
                                                                   TO MORTGAGE

                              PERMITTED EXCEPTIONS

1.        [Zoning laws and regulations]

2. [Attach acceptable title exceptions described in Schedule B to the title insurance policy.]


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                                                                     EXHIBIT C
                                                                   TO MORTGAGE

                      INFORMATION FOR FINANCING STATEMENTS

Chief Executive Office:               c/o Planet Hollywood International, Inc.
                                      Corporate Office
                                      8669 Commodity Circle
                                      Orlando, Florida 32819


Principal Place of Business:          c/o Planet Hollywood International, Inc.
                                      Corporate Office
                                      8669 Commodity Circle
                                      Orlando, Florida 32819

Location of Each Required Filing Office:

1. Secretary of State of New York.

2. New York County, State of New York

3. Florida Secretary of State

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                                   Appendix A

          1. INSURANCES FOR THE MORTGAGED PROPERTY

          (i) REQUIRED INSURANCE. Planet Hollywood, Region III and/or Hospitality will maintain, or cause to be maintained, property and liability insurance (in addition to that which is required by section 2 below) with respect to the Mortgaged Property as reasonably requested from time to time by the Mortgagee (but in any event in an amount sufficient to prevent the Mortgagee or any Guarantor from becoming a co-insurer of any loss under the terms of the policy), including: (A) "all risk" property insurance against direct physical loss or damages caused by any of the perils customarily insured under the standard fire insurance policy with broad form extended coverage, vandalism and malicious mischief and sprinkler leakage endorsements added thereto covering the Mortgaged Property in at least the amount of its full insurable value on a replacement cost basis; (B) comprehensive general liability insurance with a combined single limit of $5,000,000 for each occurrence providing coverage for bodily injury, including death, and property damage, including loss of use of such property, arising out of the ownership, maintenance or use of the Mortgaged Property and premises liability insurance, blanket contractual liability insurance and products liability insurance (during the period of any construction or restoration work at the Mortgaged Property); (C) if the Mortgaged Property or any portion thereof is located in any area designated by the Federal Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (the "Flood Zone"), flood insurance covering the Mortgaged Property (and the Mortgagee reserves the right to require that the applicable Guarantor secure flood insurance in excess of the amount required by applicable law if such insurance is commercially available, up to the amount provided in clause
(A) above); (D) steam boiler and machinery breakdown direct-damage insurance and third-party liability coverage (if not covered under the comprehensive general liability policy described in clause (B) above), with full comprehensive coverage on a repair and replacement cost basis, for all boilers and machinery which form a part of the Mortgaged Property; (E) to the extent not covered under clauses (A) and (D) above, difference-in-conditions coverage (including flood and earthquake to the extent available), in an amount satisfactory to the Mortgagee; (F) during any period of construction or restoration of the Mortgaged Property, a policy or policies of builder's risk coverage written on a completed value basis insuring against such risks (including, without limitation, fire and extended coverage, collapse of the Mortgaged Property and earthquake coverage to agreed limits) as the Mortgagee may request, in form and substance acceptable to the Mortgagee; and (G) such other insurance with respect to the Mortgaged Property as the Mortgagee from time to time may reasonably require.

          (ii) FORM. All insurance required by this Section 1 shall be taken out and maintained with an insurer licensed to do business in the State of New York, having a general policy holder's rating of not less than ["A"] and a financial rating of not less than Class ["XII"] as rated by the most recent A.M. Best & Co. insurance reports and otherwise reasonably acceptable to the Mortgagee, and shall have a deductible, and shall otherwise be in form and substance, reasonably satisfactory to the Mortgagee. Each such policy with respect to the Mortgaged Property shall name the Mortgagee as an additional insured and loss payee and shall contain standard clauses waiving all rights of subrogation against the Mortgagee and requiring that, subject to the terms of the Intercreditor Agreement, all Insurance Proceeds resulting from any claim be paid to the Mortgagee notwithstanding (A) any act or negligence of any Guarantor or its agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment, (B) the occupation or use of the Mortgaged Property or any part thereof for purposes more hazardous than permitted by the terms of such policy, (C) any foreclosure or other action or proceeding taken pursuant to the Mortgage, or (D) any change in title to or ownership of the Mortgaged Property or any part thereof. Each policy shall contain an undertaking by the insurer that such policy shall not be modified without at least thirty (30) days' prior notice to, and the prior written consent of, the Mortgagee.

          (iii) DELIVERY OF POLICIES; PAYMENT OF PREMIUMS. Deliver, or cause to be delivered, all insurance policies or certificates therefor (or the underlying policies in the case of blanket insurance) required under this Section to the Mortgagee with premiums paid, which delivery shall constitute an assignment by the applicable Guarantor to the Mortgagee of all of its rights thereunder, including return of premium. If the Company shall fail to deliver, or cause to be delivered, renewal policies therefor and receipts showing payment of premiums not less than thirty (30) days prior to their respective dates of expiration, the Mortgagee may procure such insurance as it may elect and may make payment of premiums thereon, which payment shall be payable immediately upon demand, together with interest at the rate specified in the Indenture from the date of payment by the Mortgagee, and shall be added to and become part of the Obligations. In no event, and whether or not default hereunder has occurred, shall the Mortgagee, by the fact of approving, accepting or obtaining such insurance, incur any liability for the amount of such insurance, the form or legal sufficiency of insurance contracts, solvency of insurers or payment of losses by insurers, and the Company hereby expressly assume full responsibility therefor and liability, if any, thereunder.

          (iv) NOTICE OF LOSS. If damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property (a "Casualty") occurs, immediately take such action or cause such action to be taken as may be necessary or reasonably appropriate to protect the Mortgaged Property or remaining portion thereof. The Company will also give the Mortgagee prompt notice of damage to or destruction of any portion of the Mortgaged Property and in case of loss covered by policies of insurance, the Mortgagee is hereby authorized to make proof of loss if not made promptly by the Company. Any expenses incurred by the Mortgagee in the collection of the proceeds of such policies of insurance, together with interest thereon from date of any such expense at the rate specified in the Indenture (or such lesser rate of interest as may be the maximum not prohibited by applicable law), shall be added to and become part of the Obligations and shall be reimbursed to the Mortgagee immediately upon demand.

          (v) NO SEPARATE INSURANCE. Except as set forth in section 2 below, Planet Hollywood (Region III), Inc. ("Region III"), or Planet Hospitality Holdings, Inc. ("Hospitality"), both a Florida corporation shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Mortgagee is named as an additional insured thereon under a standard mortgagee clause acceptable to the Mortgagee and each such policy is otherwise in form and substance acceptable to the Mortgagee. Planet Hollywood, Region III or Hospitality, as the case may be, shall notify the Mortgagee at least thirty (30) days prior to the date that any such separate insurance is to be taken out and, if such insurance is permitted by the Mortgagee, shall promptly deliver to the Mortgagee the policy or policies of such insurance satisfactory to the Mortgagee.

          2. MAINTENANCE OF INSURANCE.

          (i) Maintain, and cause each of their respective Subsidiaries to maintain, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Mortgagee as of the on the date as of which the Indenture is dated and with such deductibles or self-insured retentions as are in accordance with normal industry practice and all applicable laws, rules and regulations; PROVIDED, HOWEVER, that in no event will any such deductible or self-insured retention in respect of liability claims or in respect of casualty damage exceed, in each such case, $250,000 per occurrence. Each insurance policy referred to in this section 2 shall specify the Mortgagee as loss payee thereof and contain a standard endorsement satisfactory to the Mortgagee effecting such specification. All policies covering the Collateral are to be made payable to the Mortgagee, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Mortgagee may require to fully protect the Mortgagee's interest in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Mortgagee, premium prepaid, with the additional insured endorsement in the Mortgagee's favor, and shall provide for not less than thirty
(30) days prior written notice to the Mortgagee of the exercise of any right of modification or cancellation. So long as no Event of Default has occurred or is continuing or would occur after giving effect to the loss giving rise to the insurance proceeds, amounts received by the Mortgagee as payee shall, if in excess of $1,000,000, be credited to the borrowings and shall be available for reborrowing, subject to the terms and conditions hereof. Insurance proceeds of $1,000,000 or less may be reinvested in the replacement of items which were the subject of the insurance recovery. At the Company's request, the Mortgagee may arrange for such insurance, but at the Company's expense and without any responsibility on the Mortgagee's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

          (b) After the on the date as of which the Indenture is dated, the Company shall have the right to change insurance carriers to one or more other insurance carriers having the same "Best" rating or to modify existing insurance policies upon notice to the Mortgagee without the Mortgagee's consent; PROVIDED, HOWEVER, that on the effective date of such changes and modifications, (i) the Company remains insured in such amounts and covering such risks as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto, (ii) such insurance is adequate in amount and scope as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (iii) the amount, adequacy and scope of such insurance is substantially similar to that in existence as of the on the date as of which the Indenture is dated, and (iv) a loss payee endorsement is delivered to Mortgagee simultaneously with the effective date thereto (there being no grace period for any Event of Default based on the requirements of this section 2.

          (c) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall have the sole right, in the name of the Mortgagee, to file claims under any insurance policies insuring any of the Collateral (other than with respect to the Bridge Loan Collateral until such time that the holders of the notes issued pursuant to the Note Purchase Agreement have been paid in full), provided that the Mortgagee gives prompt notice thereof to the Company, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

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                                   Appendix B

                        [Insert Part A of Schedule 9.01]